Exhibit 10.4(c)

HECLA MINING COMPANY STOCK PLAN FOR NONEMPLOYEE DIRECTORS

as amended July 18, 2002, February 25, 2004, May 6, 2005 and December 10, 2007

1.         Name of Plan. This plan shall be known as the “Hecla Mining Company Stock Plan for Nonemployee Directors” and is hereinafter referred to as the “Plan.”

2.         Purpose of Plan. The purpose of the Plan is to enable Hecla Mining Company, a Delaware corporation (the “Corporation”), to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Corporation, and to solidify the common interests of its directors and shareholders in enhancing the value of the Corporation’s common stock, par value $.25 per share (the “Common Stock”). The Plan seeks to encourage the highest level of director performance by providing such directors with a proprietary interest in the Corporation’s performance and progress by crediting them with Common Stock annually as part of their annual retainer.

3.         Effective Date and Term. The Plan shall be effective as of the date it is approved by at least a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a meeting of shareholders of the Corporation not later than May 30, 1995, and shall remain in effect until July 17, 2012.

4.         Eligible Participants. Each member of the Board from time to time who is not a full-time employee of the Corporation or any of its subsidiaries shall be a participant (“Participant”) in the Plan. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Corporation and a Participant, if such an agreement is required by the Corporation to assure compliance with all applicable laws and regulations.

5.         Credit of Shares. (a) Commencing May 30, 1995, as part of the retainer payable to each Participant for service on the Board, each Participant shall be credited notional shares of Common Stock subject to applicable restrictions set forth in Section 6 hereof with respect to payment. Subject to paragraph (b) below, each Participant shall be credited each year for service on the Board with a number of shares of Common Stock determined by dividing $24,000 by the average closing price for the Common Stock on the New York Stock Exchange (or if not listed on such exchange on any other national securities exchange on which the shares of Common Stock are listed) for the prior calendar year (the “Stock Retainer”). The Stock Retainer for each year shall be credited as of May 30 of each year during the term of the Plan, commencing May 30, 1995. Such notional shares shall be contributed to a grantor trust established by the Corporation pursuant to Section 6(g) and subject to its terms.

(b)       Any person who becomes a nonemployee director following May 30 of any year during the term of the Plan, whether by appointment or election as a director or by change in status from a full-time employee, shall be credited, on becoming a nonemployee director, as a portion of the compensation to be paid to such Participant until the next Annual Meeting of Shareholders, with a number of shares of Common Stock equal to the product of the number of shares determined pursuant to 5(b) above times a fraction, the numerator of which is the number of full weeks remaining until May 30 of the following year and the denominator of which is 52; provided that no fractional shares shall be credited and the number of shares of Common Stock to be credited pursuant to this paragraph (b) shall be rounded up to the next whole number.

6.         Delivery of Shares. (a) All Stock Retainers credited notionally to a Participant, together with the “Dividend Equivalent Amount” (as defined in paragraph (c) below) with respect thereto, shall be delivered to the Participant or the Participant’s estate or legal guardian on, or beginning on, the Delivery Date (as defined in paragraph (b) below), in accordance with this Section 6.

(b)       The “Delivery Date” means the first date upon which one of the following events occurs:

(i)	Death of the Participant;
(ii)	Disability of the Participant as defined in paragraph 6(f) below;
(iii)	Retirement of the Participant from service as a Director of the Corporation in accordance with the Corporation’s By-Laws then in effect;
(iv)	Cessation of service as a Director for any reason other than those specified in subsections (b)(i), (ii) and (iii) of this Section 6;
(v)	Change in Control as defined in Section 8; or
(vi)

At a specified date upon the election of any Participant prior to the first day of the year in which such shares of Common Stock are credited to such Participant under Section 5 provided that the delivery under such election shall be limited to that portion of the Stock Retainer and related Dividend Equivalent Amount credited to each Participant under the Plan for at least 24 months prior to delivery.

(c)       The “Dividend Equivalent Amount” with respect to any Stock Retainer means (i) the amount of cash, plus the fair market value as determined by the Committee (as defined in Section 12) on the date of distribution of any property, other than stock of the Corporation, plus (ii) any shares of stock of the Corporation, in each case which the Participant would have received as dividends or other distributions with respect to the Stock Retainer, if the Stock Retainer had been delivered to the Participant at the time it was credited to the Participant under this Plan, plus (iii) interest on the amount described in clause (i) at a rate equal to the Corporation’s cost of funds, from the date or date(s) such dividends or other distributions would have been received through the date the Stock Retainer is delivered.

(d)       If a Participant’s Delivery Date is described in clause (iv) or clause (v) of paragraph (b), all Stock Retainers and all Dividend Equivalent Amounts with respect thereto shall be delivered at one time, as soon as practicable after the Delivery Date. If a Participant’s Delivery Date is described in clause (i), clause (ii) or clause (iii) of paragraph (b), the Stock Retainers and the Dividend Equivalent Amounts with respect thereto shall be delivered at one time, as soon as practicable after the Delivery Date, unless the Participant has in effect a valid Installment Delivery Election pursuant to paragraph (e) below to have the Stock Retainers and Dividend Equivalent Amounts delivered in yearly installments over five, ten or fifteen years (the “Applicable Delivery Period”). If the Participant does have in effect a valid Installment Delivery Election, then the Stock Retainers, together with the Dividend Equivalent Amounts with respect thereto, shall be delivered in equal yearly installments over the Applicable Delivery Period, determined by the Committee in its sole discretion, with the first such installment being delivered on the first anniversary of the Delivery Date; provided, that if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share; and provided, further, that for purposes of determining the Dividend Equivalent Amounts with respect to Stock Retainers being paid in installments, Stock Retainers shall be deemed to be distributed in the order they were credited to the Participant (i.e., on a first-in, first-out (FIFO) basis). If any Stock Retainers and Dividend Equivalent Amounts of a Participant are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant’s estate or legal guardian, as the case may be, in accordance with the foregoing schedules; provided, that if the Participant dies with a valid Installment Delivery Election in effect, and the legal representatives of the Participant’s estate so request, the Committee (as defined in Section 12 below) may (but shall not be obligated to) deliver all remaining undelivered Stock Retainers and Dividend Equivalent Amounts to the Participant’s estate immediately. References to the Participant in this Plan shall be deemed to refer to the Participant’s estate or legal guardian, where appropriate. Notwithstanding the foregoing, Delivery to any Participant under (iii) or (iv) above will be delayed for six months after such retirement or cessation of service if such Participant is a key employee (as defined in Section 416(i) without regard to paragraph (5) thereof of the Code) if such Stock is publicly traded on an established securities market or otherwise.

(e)       An Installment Delivery Election means a written election by a Participant, on such form as may be prescribed by the Committee (as defined in Section 12 below), to receive delivery of Stock Retainers and Dividend Equivalent Amounts in installments over a period of five, ten or fifteen years, as more fully described in paragraph (d) above. Once made, an Installment Delivery Election may be superseded by another Installment Delivery Election. However, in order for any initial or superseding Installment Delivery Election to be valid, it must be received by the Committee prior to the first day of the year in which such shares of Common Stock are credited to such Participants under Section 5. In the case of multiple Installment Delivery Elections and/or revocations by any Participant, the most recent valid Installment Delivery Election or revocation in effect as of the Delivery Date shall be controlling. No Delivery Elections once made can be accelerated and any elections to further defer Delivery Elections must be made in accordance with the following:

1.	Such election will not take effect until 12 months after the election is made;
2.	Any subsequent election other than under (b)(i) or (b)(ii) above must be for a period of at least 5 years from the date such Delivery Election would otherwise have been made under the Plan; and

3.

With respect to any Delivery Election to be made at a specified time or pursuant to a fixed schedule pursuant to an election at the time of such initial deferral, such election must be made at least 12 months prior to the date of the first scheduled Delivery Election under such initial election.

(f)        “Disability” shall mean the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or any other definition provided under Section 409A of the Code or regulations thereunder.

(g)       The Corporation has created a grantor trust (the “Trust”) to assist it in accumulating the shares, cash and other property needed to fulfill its obligations under this Section 6. On each date when a Stock Retainer is credited to a Participant, the Corporation shall contribute such Stock Retainer to the Trust. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Corporation, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers and payments of cash and other property to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Corporation’s obligations under this Section 6.

7.         Share Certificates; Voting and Other Rights. The certificates for shares delivered to a Participant or the trustee of the Trust, if any (the “Trustee”), pursuant to Section 6 above shall be issued in the name of the Participant or the Trustee, as the case may be, and the Participant or the Trustee, as the case may be, shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant or the Trustee, as the case may be, shall receive all dividends and other distributions paid or made with respect thereto.

8.         Change in Control. A “Change in Control” shall be deemed to have occurred if any of the following events shall have happened:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however, the following: (1) Any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) Any acquisition by the Corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (4)

Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 8; or

(ii)

A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided however, for purposes of this Section 8, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)

The consummation by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Section 8 Change in Control events shall be subject to Section 409A regulations and will be interpreted in accordance with such regulations.

9.         General Restrictions. (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)

Listing or approval for listing upon notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)

Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or maintaining in effect any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)

Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)       Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements for the Participants.

10.       Shares Available. Subject to Section 11 below, the maximum number of shares of Common Stock which may be credited as Stock Retainers pursuant to the Plan is 1,000,000. Shares of Common Stock issuable under the Plan shall be taken from authorized but unissued shares or from treasury shares of the Corporation as shall from time to time be necessary for issuance pursuant to the Plan.

11.       Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee (as defined in Section 12 below) in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

12.       Administration; Amendment. (a) The Plan shall be administered by a committee consisting of the Chief Executive Officer, the Treasurer, the Controller, and the General Counsel of the Corporation (the “Committee”), which shall have full authority and discretion to, construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

(b)       The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Corporation without further approval of the Corporation’s shareholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), no amendment to the Plan shall be adopted without further approval of the Corporation’s shareholders in the manner prescribed in Section 3 hereof and, provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, including Section 409A thereof, and the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

(c)       The Board may terminate the Plan at any time subject to the requirements of Section 409A of the Code and the regulations thereunder.

(d)       Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons eligible to receive grants under the Plan or concerning the amount or timing of grants under the Plan.

13.       Grandfathered Amounts. Notwithstanding anything in this Plan to the contrary, any amounts accrued and vested by Participants under the Plan prior to January 1, 2005 will be paid under the terms of the Plan as then in effect.

14.       Miscellaneous. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Corporation’s shareholders or to limit the rights of the shareholders to remove any director.

(b)       The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, payment by a Participant of any taxes required by law with respect to the issuance or delivery of such shares.

15.       Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.